Exhibit 4.91

Catherine Soldano-Noble
Executive Director, Marketing & Business Development
Medpace, Inc.
4620 Wesley Avenue
Cincinnati, OH 45212

Re:  Amendment #5 to the Letter Agreement (“Amendment #5”) for certain initial services for the Ethyl-EPA Hypertriglyceridemia Studies between Amarin Pharma Inc., Amarin Pharmaceuticals Ireland Limited, and Medpace, Inc. dated 1 December 2008, as amended on 19 January 2009 and as further amended on 30 January 2009, 5 May 2009 and 3 August 2009 (the “Initial Services Letter Agreement”).

Dear Catherine:

The parties wish to amend the Initial Services Letter Agreement in order to include new direct costs for Site Identification and Selection for the 0017 study

This Amendment #5 is dated as of the date of last signature below.

Defined terms in this letter shall have the same meanings as given to such terms in the Initial Services Letter Agreement unless otherwise defined herein

In consideration of the mutual covenants contained in the Initial Services Letter Agreement IT IS NOW HEREBY AGREED AS FOLLOWS:

1.	Direct Fees
•	Medpace will perform CRF Development for the 0017 study, and Amarin will pay Medpace $11,019.58 for this service.
•	Medpace will perform IVRS Development for the 0017 study, and Amarin will pay Medpace $25,890.00 for this service.
•	Medpace will perform ICF services for the 0017 study, and Amarin will pay Medpace $2,772.00 for this service.
•	Medpace will Negotiate Site Budgets for the 0017 study, and Amarin will pay Medpace $40,710.00 for this service.
•	Medpace will provide Study Master Files for the 0017 study, and Amarin will pay Medpace $13,068.00 for this service.
•	Medpace will Collect Regulatory Documents for the 0017 study, and Amarin will pay Medpace $70,136.93 for this service.
•	Medpace will perform Project Management for the 0017 study, and Amarin will pay Medpace $99,566.71 for this service.
•	Medpace will conduct Teleconferences with the Sponsor for the 0017 study, and Amarin will pay Medpace $2,568.00 for this service.
•	Medpace will perform Qualification Visits for the 0017 study, and Amarin will pay Medpace $23,120.00 for this service.

•	Medpace will provide a Monitoring Plan for the 0017 study, and Amarin will pay Medpace $1,106.80 for this service.
•	For the Direct Fees listed above, Amarin will pay Medpace $289,958.01 for the Initial Trial 0017 Services Letter Agreement upon signature of this Amendment #5.

2.	Pass Through
•	Pass Through costs for Monitoring Travel have been added in the amount of $10,000.00.
•	Pass Through costs for Conference Calls have been added in the amount of $200.00.
•	For the Pass Through costs listed above, Amarin will pay Medpace $10,200.00 for the Initial Trial 0017 Services Letter Agreement upon signature of this Amendment #5.

3.	Escrow Fees
•	Escrow Fees for Central IRB have been added in the amount of $49,841.99.
•	For the Escrow Fees listed above, Amarin will pay Medpace $49,841.99 for the Initial Trial 0017 Services Letter Agreement upon signature of this Amendment #5.

All other provisions of the Initial Services Letter Agreement shall remain unchanged and in full force and effect.

Please confirm your agreement with the above by signing this letter where indicated below and returning a fully signed version to us.

Yours sincerely,

Amarin Pharma Inc.

by:___________________________________
Name:

Title:

Date:

Amarin Pharmaceuticals Ireland Limited

by:___________________________________
Name:

Title:

Date:

AGREED TO:  Medpace, Inc.

by:___________________________________
Name:

Title:

Date: